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                                  EXHIBIT 10.15

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT
                     ---------------------------------------


     THIS AGREEMENT is made as of the _____________________between SPEAKING ROSES INTERNATIONAL, INC., located at 404 Ironwood Drive Salt Lake City Utah 84115; USA ("Licensor"), and_________________, located at
_____________("Licensee").


                                   WITNESSETH:

       WHEREAS, Licensor has proprietary rights to certain intellectual property used in the printing, marking, stamping or embossing of flowers, plants and other products ("Embossing Process"), has protected rights to the Embossing Process pursuant to United States and international patents pending and granted, has developed certain equipment and devices useful in the Embossing Process and owns all rights in the United States and throughout the world to the trademarks used in connection with the Embossing Process, (all of which intellectual property is referred to hereinafter as "Licensed Property"); and

       WHEREAS, Licensee wishes to acquire from Licensor the right to use the Licensed Property pursuant to the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       5. Licensor hereby grants to Licensee and Licensee hereby accepts for the term of this Agreement, subject to the provisions and conditions hereinafter set forth, the license ("License") to utilize the Licensed Property, solely and only in connection with the manufacture, distribution and sale, solely in retail stores named SPEAKING ROSES, of the products set forth in Schedule "A," attached hereto ("Licensed Products").

       6. Licensee's distribution and sale of the Licensed Products shall be territorially limited to such territory set forth in Schedule "B," attached hereto ("Territory"), unless such limitation shall be in violation of the laws of the territory. No sales shall be made to any customer which Licensee knows, or has reason to believe, will export same from the Territory.

       7. The license granted herein shall be for a period ("Initial License Period") commencing on the above date ("Commencement Date") and expiring as set forth in Schedule "C," attached hereto, unless terminated sooner in accordance with the provisions of this Agreement. At the expiration of the Initial License Period, the parties hereto shall negotiate in good faith the renewal of the term hereof.

       8. (a) Licensee shall pay to Licensor, upon execution of this Agreement, such sum as set forth in Schedule "F," attached hereto as an Initial License Fee for each individual full-service retail store location opened by Licensee.


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             (b)  Licensee shall pay to Licensor such royalties ("Royalties") as set forth in Schedule "G," attached hereto. Royalties shall be paid by Licensee based on Licensor's monthly Gross Revenue, excluding only sales, VAT and other relevant taxes.

             (c) All payments made pursuant to this and the Equipment Lease Agreement shall be nonrefundable.

       9. All payments hereunder shall be by bank draft or wire transfer for the full amount of such payment, upon terms and payable at United States commercial banks acceptable to Licensor in its sole discretion. If the Central bank or similar governing body in the Territory shall impose any restrictions preventing payment of funds due to Licensor hereunder, and Licensee shall not otherwise remit such amounts to Licensor, Licensor may, in its discretion, terminate this Agreement and may instruct Licensee to deposit such funds in a specified account of Licensor in a banking institution located in the Territory.

       10. (a) Licensee shall, on or before the tenth (10th) day of each month,commencing the month following the month of the Commencement Date, furnish Licensor complete and accurate statements ("Royalty Statements"), certified to be accurate by Licensee and specifying Licensee's Gross Revenue. Licensee shall use such statement forms as Licensor shall provide or approve. Licensee shall, upon demand by Licensor but not more than once per year, at its own expense furnish to Licensor a detailed statement prepared by an independent certified public accountant specifying the quantity sold, and the sales price of the Licensed Products up to the date of Licensor's demand.

             (b) Licensee shall, on or before the tenth (10th)day of each month commencing the month following the month of the Commencement Date, pay directly to Licensor, in the manner deemed acceptable to Licensor, which Licensor shall have the right to modify upon reasonable notice to Licensee, such sums as are indicated in the Royalty Statement for the month to which the Royalty Statement refers as due and payable to Licensor. All payments made shall be in United States currency at the then applicable exchange rate and in the form as specified by Licensor. Interest at the rate of one and one-half percent (1-1/2%) per month, or in the event that one and one-half percent (1-1/2%) per month exceeds the legal limit, then at the maximum legal rate, shall accrue on any amount due to Licensor from and after the date upon which said payment is due until the date said payment is actually made. Licensor's receipt or acceptance of any Royalty Statement or Royalty paid pursuant to this Agreement (or the cashing of any check or draft constituting payment of any Royalty) shall not preclude Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in any Royalty Statements or Royalty payments, Licensee shall immediately rectify such inconsistencies or mistakes and shall pay the appropriate Royalty to Licensor.

             (c) Licensee shall keep, maintain and preserve at Licensee's principal place of business accurate books of account and records covering all transactions relating to the License and this Agreement. Licensor and its duly authorized representative shall have the right, upon reasonable notice and at all reasonable hours of the day, to examine said books of account, records and all other documents and material in the possession or under the control of Licensee with respect to the subject matter and terms of this Agreement and


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shall have free and full access thereto to examine and make extracts  therefrom.
Licensee shall keep all such books of account and records available for at least two (2) years subsequent to the Expiration Date, or if the License has been extended through the Renewal License Period, the Renewal Expiration Date, and Licensor and its duly authorized representatives shall have the right to examine such books of account and records during such two (2) year period. Licensor agrees that it will conduct no more than one (1) examination pursuant to the provisions of this Subparagraph during any twelve (12) month period. In the event such examination discloses any deficiencies greater than two percent (2%), the costs of the examination will be paid by Licensee.

       11.   It is agreed  that,  for the  initial  setup of each retail  store,
Licensee shall purchase from Licensor and/or its approved suppliers, all equipment, inventory, etc. that will be necessary to operate the retail store. Thereafter, Licensor shall provide Licensee a list of the designated suppliers of the Core Products and the Accessory Products, all as set forth in Licensor's operations manual ("Products") for all subsequent purchases, all purchases of floral products must be from designated suppliers. If Licensee desires to purchase any equipment, supplies, services, or products from manufacturers, distributors, or suppliers other than those designated by Licensor, Licensee shall first make a written request to Licensor, requesting authorization to purchase such items. In connection with such request for approval, Licensee shall submit such information and samples as Licensor requests and, as a condition to any such approval, Licensor shall have the right, from time to time, to inspect the facilities of such manufacturers, distributors or suppliers to assure proper production, refrigeration, handling, storage, and transportation of the equipment, supplies, services, or products to be purchased by Licensee.

       12. (a) Licensee shall, prior to Licensee's manufacture, distribution or sale of the Licensed Products, submit to Licensor, at Licensee's expense, a prototype sample of each Licensed Product, together with any packaging, container, carton, enclosed material, tag, label, wrapping material, advertising or promotional material for use in any media ("Packaging") which will be associated in any manner with or used to promote the Licensed Products. Licensee shall not commence the manufacture, distribution or sale of the Licensed Products unless and until Licensor shall have approved in writing, the artwork, design, quality and style of the Licensed Products and the Packaging. Licensor shall endeavor to provide Licensee as promptly as reasonably possible with Licensor's written approval or written disapproval of the Licensed Products and the Packaging. However, if written approval is not furnished within ten (10) business days of Licensor's receipt, approval is deemed denied.

             (b) Licensee shall not, after having received Licensor's written approval of the Licensed Products and the Packaging pursuant to the provisions of Paragraph 9(a), above, cause or permit any deviation or variation in the artwork, design, quality or style of the Licensed Products or the Packaging without Licensor's approval in writing prior to any such deviation or variation. Licensor shall own all copyrights in the Licensed Products and the Packaging. Licensor may, but shall have no obligation to, register any copyrights.

       13. Use by Licensee of the trademarks and, where relevant, the patents included within the Licensed Property ("Trademarks") shall be governed by the following additional conditions:


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             (a)  Licensee agrees to limit  its  use  of the  Trademarks  to the
Territory and to the Licensed Products, all in accordance with the foregoing and according to processes, specifications and other quality standards established or approved by Licensor for the Licensed Products in connection with which the Trademarks are used.

             (b) In order that Licensor may be assured that the provisions of this Agreement are being observed, Licensee agrees that it shall allow Licensor or its designee to enter upon Licensee's premises (including the premises of all contract manufacturers) during regular business hours, upon not less than ten
(10) days' notice, for the purpose of inspecting the Licensed Products and the facilities in which the Licensed Products are manufactured and packaged. In the event that the quality standards are not maintained throughout the period of manufacture of any Licensed Products hereunder, then, upon written notice from Licensor, Licensee shall immediately discontinue the manufacture and distribution of those specific Licensed Products that do not meet the said quality standards and shall not resume the manufacture and distribution of such Licensed Products until the quality standards are again met and approved by Licensor.

             (c) Licensee agrees that the Trademarks shall be displayed only in such form and manner as shall be specifically approved by Licensor. Licensee also agrees that wherever practical it shall cause to appear on all material on or in connection with which the Trademarks are used, such legends, markings and notices as Licensor may request in order to give appropriate notice of any Trademarks, trade name or other rights therein or pertaining thereto.

             (d) Licensee agrees that it shall use no markings other than the following legend on and in connection with the Licensed Products without first obtaining Licensor's written approval:

             Trademarks owned by SPEAKING ROSES INTERNATIONAL, INC. and used by _____________under authorization.

             (e) Licens ee agrees, at Licensee's expense and on Licensor's request, to submit to Licensor a reasonable number of production samples of the Licensed Products and of any or all materials bearing the Trademarks in order that the Licensor may be assured that the provisions of this Agreement are being fulfilled.

             (f) All rights in the Trademarks and the other areas of the Intellectual Property other than those specifically granted herein are reserved to Licensor for its own use and benefit. Licensee acknowledges that it shall not acquire any rights of whatsoever nature in the Licensed Property as a result of Licensee's use thereof, and that all use of the Licensed Property shall inure to the benefit of Licensor.

             (g) Upon the termination of the term of this Agreement, all rights to use the Licensed Property in the manner provided for in this Agreement shall revert automatically to Licensor, and Licensee shall immediately discontinue all use of the Trademarks except as may herein be provided.


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             (h)  Licensee  shall  not at any time  attack  the  title to or any rights of Licensor in and to the Licensed Property or attack the validity of this Agreement or breach the confidentiality of the terms of this Agreement.

             (i) At its sole option, but without any obligation to do so, Licensor may, in its discretion, commence, prosecute or institute any suit, action or proceeding in furtherance of any claims for infringement or imitation of the Licensed Property. Licensee shall promptly notify Licensor in writing of any manufacture, distribution, sale or advertisement for sale of and product of the same general type or class as the Licensed Products which Licensee believes may constitute an infringement upon Licensor's rights or an authorized use of the Licensed Property. Licensor shall have the sole discretion and right to determine the appropriate action to be taken against any such infringement, imitation or unauthorized use of the Licensed Property including the sole discretion to settle any such claims or any controversy arising out of any such claims. Licensee shall not commence, prosecute or institute any action or proceeding against any person, firm or corporation in any manner related to the Licensed Property. Licensee shall assist Licensor to such extent as Licensor may reasonably request in protecting the Licensed Property. Specifically, Licensee agrees to give testimony, provide exhibits, provide facts and otherwise cooperate with Licensor. Licensee shall not have any rights against Licensor for damages or otherwise by reason of any determination by Licensor not to act or any settlement to which Licensor may agree with respect to any alleged infringements or imitations by others of the Licensed Property and/or the Licensed Products, nor shall any such determination of Licensor or such settlement by Licensor affect the validity or enforceability of this Agreement.


       14. If Licensee files a petition in bankruptcy, or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against Licensee, or if Licensee becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business, or if a receiver is appointed for Licensee or its business, the License can be terminated at Licensor's sole option, and without notice, upon the occurrence of any such event. In the event that the License so terminates, neither Licensee nor its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have any right to manufacture, distribute, sell, exploit or in any way deal with any of the Licensed Products or any Packaging except with and pursuant to Licensor's special consent and instructions in writing.

       15. If Licensee shall breach any provision of this Agreement Licensor shall have the right to terminate the License upon ten (10) days' notice in writing to Licensee, and such notice of termination shall become effective unless Licensee shall completely cure said breach within said ten (10) day period and satisfy Licensor that such breach has been cured.

       16. If the License is terminated in accordance with the provisions of the Agreement all Royalties due to Licensor in accordance with the provisions of this Agreement shall be immediately due and payable to Licensor within ten (10) days from the effective date of any such termination of the License.

       17. (a) Licensee hereby indemnifies and agrees to hold Licensor harmless of and from any claims or suits arising out of any alleged defects in the Licensed Products, the unauthorized use of any patent, process, method or device or out of infringement of any copyright, trade name, patent or libel or invasion of the right of privacy, publicity, or other property rights, or failure to perform, or


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infringement  or breach of any other  personal or property  right of any person, firm, or corporation by Licensee, its officers, employees, agents or anyone directly or indirectly acting by, through, on behalf of, pursuant to contractual or any other relationship with Licensee in connection with the preparation, manufacture, distribution, advertising, promotion and/or sale of the Licensed Products and/or any material relating thereto and/or naming or referring to any performers, personnel, marks and/or elements. With respect to the foregoing indemnification, Licensee shall defend and hold harmless said Licensor at no cost and expense whatsoever, including but not limited to attorney's fees and court costs. Licensor shall have the right to defend any such action or proceed with attorneys of its own selection. Licensee hereby agrees that it shall indemnify and forever hold harmless Licensor against and from any and all claims, (whether justified or not) costs, liabilities, judgments, damages and expenses including, without limitation, reasonable attorneys' fees arising out of any breach or alleged breach by Licensee of any provision of this Agreement or any misrepresentation made by Licensee herein or any act not expressly authorized by this Agreement.

             (b) As between the parties, Licensee will be responsible to ensure that the logos, pictures, writing or other information it requests Licensor to emboss for its products may be embossed without violating any third parties' copyright, trademark, design, trade secret or other proprietary rights. Licensee specifically agrees to indemnify and hold harmless Licensor and its Affiliates from any and all claims, actions, demands, damages (whether actual, compensatory, punitive or statutory), losses, liabilities, judgments, and all costs and expenses, including reasonable attorney's fees, of whatever nature instituted or brought by or awarded to any person or entity arising in any manner from trademark or copyright infringement or violation of other proprietary rights as a result of printing, marking, stamping and embossing of logos, pictures, writing or other information on the Licensed Products pursuant to an order placed by Licensee or its consumers under this Agreement in accordance with the terms of the order.

             (c) Licensor hereby indemnifies Licensee and agrees to hold Licensee harmless of and from any claims or suits, and related costs and attorney fees, arising solely out of Licensee's use pursuant to the License of the Trademarks, provided that Licensee shall notify Licensor in writing promptly upon Licensee's acquiring knowledge of any such claim or suit. With respect to the foregoing indemnification, Licensor shall defend and hold harmless said Licensee at no cost and expense whatsoever, including but not limited to attorney's fees and court costs. Licensor shall have the option to undertake and conduct the defense of, at any time prior to judgment, any claim or suit which may be subject to the indemnification provisions of this subparagraph, without Licensee's express consent in writing.

             (d) Notwithstanding any other provisions of this Agreement, in no event shall the Licensee or the Licensor be liable to the other for consequential or indirect damages, foreseeable or not, arising from the other's performance or non-performance, negligent or otherwise, of its obligations under this Agreement.

       18. (a) Licensee agrees that, for a period equal to the greater of (i) the term of any United States patent issued on all or any portion of Intellectual Property or (ii) three (3) years following the termination of this Agreement, whether by expiration, default or otherwise, Licensee will not directly or indirectly make, use or sell any flowers, plants or other products that incorporate any portion of the Intellectual Property, or have any ownership


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interest in, or participate in the financing,  operation,  management or control of, either directly or indirectly, any person, firm, corporation or business that engages in the manufacture, use or sale of flowers, plants or other products that incorporate any portion of the Intellectual Property.

             (b) Licensee agrees and acknowledges that the time and geographic limitations on the restrictions contained in this Agreement are reasonable. Licensee also acknowledges and agrees that same are necessary for the protection of the Intellectual Property, that under the terms of this Agreement, Licensee shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable method for protecting Licensor's business value which will be imparted to Licensee. If any restriction set forth in this paragraph is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or over too broad a geographical area, it shall be interpreted to extend only over the maximum period of time, range or geographical area as to which it may be enforceable and the parties hereby affirm such restrictions as so modified.

       19.   Both  during  the  term  of  this  Agreement  and   following   the
termination or expiration of this Agreement, Licensee will retain in strict confidence, and not disclose, any Confidential Information to third parties or use Confidential Information for the benefit of anyone other than Licensee or Licensor without the prior written consent of Licensor. All Confidential Information obtained pursuant to this Agreement shall be subject to this Agreement unless expressly excepted in writing by Licensor. Licensee shall be responsible for enforcing the confidentiality of the Confidential Information and shall take such actions, including commencement of actions at law or in equity, to the extent necessary to prevent any disclosure by any of their agents, employees, or subcontractors. Licensee further acknowledges that Licensor shall be entitled to equitable relief by way of injunction if Licensee breaches or threatens to breach any of the provisions of this Agreement.

       20. The language of this Agreement is English, and any amendments, modifications, notices, or other communications provided in connection with this Agreement shall be in English. If this Agreement is translated into one or more other languages, the English language version shall be the governing version for purposes of interpreting and enforcing this Agreement.

       21. Licensee shall, prior to sixty (60) days prior to the Expiration Date or, if the License is terminated prior to the Expiration Date, ten (10) days after the effective date of any such termination, account to Licensor in a statement indicating the number and description of the Licensed Products which Licensee has on hand and/or in process of manufacture as of the date of said statement. Licensor shall have the option to conduct a physical inventory of Licensee in order to verify such statement of remaining inventory. If Licensee refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its rights to dispose of any of the Licensed Products subsequent to the Expiration Date or the effective date of any termination pursuant to the provisions of this Agreement. Nothing contained in this paragraph shall be construed to limit Licensor's rights or remedies.

       22. (a) Licensee shall have the right to dispose of, on a non-exclusive basis, for a period of sixty (60) days subsequent to the Expiration Date such items of the Licensed Products as Licensee has remaining in inventory as of the Expiration Date provided that Licensee shall have complied with all of the provisions of this Agreement. Any Licensed Products not disposed of at the


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expiration  of said  sixty (60) day  period  shall,  at  Licensor's  option,  be delivered to Licensor or destroyed.

             (b) If the License is terminated pursuant to the provisions of this Agreement, Licensee shall not dispose of any items of the Licensed Products which Licensee has remaining in inventory without Licensor's express consent in writing and in strict accordance with such instructions as Licensor shall give to Licensee.

             (c) Upon the expiration of the Disposal Period, Licensee shall provide to Licensor a final statement of the total number of items of the Licensed Products distributed and sold by Licensee during the Initial License Period and the Disposal Period.

       23. (a) Licensee's failure to cease the manufacture, distribution, sale or advertisement for sale of the Licensed Products upon the expiration or termination of the License will result in immediate and irreparable damage to Licensor. Licensee acknowledges that no adequate remedy at law exists for such failure to cease the manufacture, distribution, sale or advertisement for sale of the Licensed Products and Licensee agrees that Licensor shall be entitled to the remedies of injunction, specific performance or other equitable relief to prevent a breach of this Agreement by Licensee.

             (b) None of the provisions of Subparagraph (a) of this Paragraph shall constitute or be construed to limit or waive any rights and remedies which Licensor may have.

       24. Licensee shall be released from its obligations under this Agreement in the event that governmental regulations or other causes arising out of a state of national emergency or war, or causes beyond the control of Licensee render performance by Licensee impossible, hi such event, all Royalties due with respect to sales by Licensee of the Licensed Products shall become due and payable and no portion of the Advance Payment shall be repayable or returnable to Licensee. Licensee's release of obligations pursuant to the provisions of this paragraph shall be limited to a delay in time for Licensee to meet its obligations for a period not to exceed two (2) months, and if Licensee fails to meet such obligations after such two (2) month period, Licensor shall have the absolute right to terminate the License upon ten (10) days' notice in writing to Licensee, which notice of termination shall become effective unless Licensee shall completely meet all of its obligations under this Agreement within said ten (10) day period and satisfy Licensor that all of said obligations have been met.

       25. (a) Licensor may assign its rights and obligations under this Agreement to any person, firm or corporation. Licensor agrees to give Licensee written notice of any such assignment pursuant to the provisions of this paragraph.

             (b) The License herein granted is personal to Licensee and may not be assigned, transferred, pledged, mortgaged or otherwise encumbered by Licensee in whole or in part, except as approved by Licensor in writing.

       26. This Agreement does not constitute and shall not be construed to constitute an agency, a partnership, or a joint venture between Licensor and Licensee. Licensee shall have no right to obligate or to bind Licensor in any


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manner  whatsoever,  and nothing  contained in this  Agreement  shall give or is intended  to give any  rights of any nature to any third  party.

       27. (a) In the event that any legal action or any other proceeding is commenced to enforce any provision of this Agreement or as a result of a breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled, in addition to any other relief to which said party may be entitled, to recover reasonable attorneys' fees and costs of litigation incurred in such action or proceeding.

             (b) Except as specifically set forth in this Agreement, any and all disputes, controversies and claims arising out of or relating to this Agreement, or concerning the respective rights or obligations hereunder, of the parties hereto shall be settled and determined by arbitration in Salt Lake City, Utah, in accordance with and pursuant to the then existing rules of the American Arbitration Association. The arbitrators shall have the power to award specific performance or injunctive relief and reasonable attorneys' fees and expenses to any party in such arbitration power. The arbitration award shall be final and binding upon the parties and judgment therein shall be entered in any court having jurisdiction thereof. The service of any notice, process, motion or other document in connection with an arbitration under this Agreement, or for the enforcement of any arbitration award hereunder, or in connection with any judicial action for injunctive relief sought by Licensor may be effectuated either by personal service upon a party at the address hereinabove provided, or as otherwise provided by law, and with respect to any such judicial action the parties hereby submit to the jurisdiction of the federal and state courts in the State of Utah.

       28. Notices by either party to the other shall be in writing and shall be given by addressing them as indicated above and sending them by registered or certified mail or by sending them by facsimile with confirmation copy or by email to follow. All statements and notices hereunder shall be given at the respective addresses of Licensor and Licensee as set forth on the first page of this Agreement unless written notice of a change of address is given. Notices shall be deemed effective the date the notice is given, except that notices of change of address shall be effective when received.

       29. This Agreement shall be governed by and construed under and in accordance with the laws of the State of Utah as an agreement made and wholly to be performed therein and Licensee hereby consents to the jurisdiction of the State Courts of Utah or the Federal Courts located therein.

       30. This Agreement may be signed in separate counterparts, each of which is deemed to be an original and all of which taken together shall constitute one and the same agreement. Licensee may indicate its agreement with the terms and conditions hereof and may become party to this Agreement through electronic execution.

       31. This Agreement constitutes the entire understanding between Licensor and Licensee and shall not be modified or amended unless in writing signed by both Licensor and Licensee. The failure of either Licensor or Licensee to enforce, or the delay by Licensor or Licensee in enforcing, any of said party's rights under this Agreement shall not be deemed a continuing waiver, and said party may, within such time as is provided by applicable law, commence appropriate suits, actions or proceedings to enforce any or all such rights.

       IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement as of the date first above written.



                          SPEAKING ROSES INTERNATIONAL, INC.
                          ("Licensor")


                          By
                            ----------------------------------------------------
                                                                         (Title)



                          -----------------
                          ("Licensee")


                          By
                          ------------------------------------------------------
                                                                         (Title)

                                    SCHEDULES
                                    ---------


                                  SCHEDULE "A"

                               Licensed Products:

Flowers, plants and other products that are embossed, marked, printed or stamped using the Embossing Process.


                                  SCHEDULE "B"

                                   Territory:

                                  -------------


                                  SCHEDULE "C"

                             Initial License Period:

                    Ten (10) years from the Commencement Date


                                  SCHEDULE "D"

                              Initial License Fee:




                                  SCHEDULE "E"

                                   Royalties:

                                Five (5%) Percent

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